CONTACT:

David Fry	Van Negris / Lexi Terrero
Senior Vice President and Chief Financial Officer	Van Negris & Company, Inc.
Flushing Financial Corporation	(212) 759-0290
(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION'S BOARD OF DIRECTORS ELECTS

JOHN R. BURAN PRESIDENT AND CHIEF EXECUTIVE OFFICER

LAKE SUCCESS, NY – June 21, 2005 – Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB, today announced that the Board of Directors has confirmed the election of John R. Buran as President and Chief Executive Officer, succeeding Michael J. Hegarty, who will retire on June 30, 2005. Mr. Buran joined Flushing Financial Corporation in 2001 as Executive Vice President and Chief Operating Officer and was named a Director in 2003.

John R. Buran, 55, is a seasoned banking executive with over 25 years of experience in the banking industry. He has broad experience in banking with particularly strong concentrations in retail banking, small business and real estate lending. Seventeen years of his banking career were with Citibank, where he was responsible for the Long Island and Westchester branch network, managed the investment sales business and managed a business lending unit. Mr. Buran was Senior Vice President, Division Head, at NatWest’s Consumer Banking Group, where he managed back office operations for their 300 branch network. He was Executive Vice President of the New York Metro Division of Fleet Bank, N.A. (now Bank of America) responsible for more than 170 branches in New York City and the surrounding suburbs. Mr. Buran holds an M.B.A. in Marketing and a B.S. in Management, both from New York University, and is a graduate of the University of Buffalo’s course in Advanced Commercial Lending. He serves as a Trustee at St. Joseph’s College and is a member of the Board of Directors of the Neighborhood Housing Services of New York City.

Mr. Buran, stated: “I look forward to my new role as President and Chief Executive Officer, continuing to build the legacy that defines the richness of our company today.

“Our growth in profitability is the result of a disciplined customer marketing strategy that has focused on the needs of our multicultural customer base. New York has traditionally been a home for new immigrants. Queens, where we have our strongest presence, is one of the most culturally diverse counties in the country. One of our strengths has been our ability to meet the growing needs of these multicultural customers. It will be a key element of our strategy in the coming years.

“I also would like to take this opportunity to thank Mike Hegarty for his support through the years. I look forward to working with our Chairman Gerard Tully and the Board to continue to grow the franchise and broaden the services we deliver to our multicultural communities. I believe the interests of our shareholders, customers and employees have been well served in the past and I expect this to continue in the future.“

Gerard P. Tully, Sr., Chairman of the Board of Directors of Flushing Financial Corporation, stated: “As a key member of our senior management team, John has worked very closely with the Board of Directors and Mike Hegarty to reshape the Company under our strategic plan. John has helped us deliver record results during the past four years. He has a strong background in all aspects of bank management, finance, treasury and strategic planning. I am confident that under John’s leadership Flushing Financial Corporation will continue to create value for our shareholders as we move to the next level in the development of our business."

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Flushing Financial Corporation

June 21, 2005

Page Two

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (“FDIC”). The Bank conducts its business through ten banking offices located in Queens, Brooklyn, Manhattan, and Nassau County.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

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